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                                                                   EXHIBIT 10.29


                                    SUBLEASE

         This Sublease is entered into effective as of the 30th day of December, 1998, between GRAND CASINOS, INC., a Minnesota corporation ("Sublessor"), and LAKES GAMING, INC., a Minnesota corporation ("Sublessee").

                                    RECITALS

         A. Sublessor currently leases certain premises located at 130 Cheshire Lane in Minnetonka, Minnesota from Carlson Real Estate Company, a Minnesota Limited Partnership ("Landlord") pursuant to a Lease between Sublessor and Landlord dated February 1, 1996 as amended by First Amendment to Lease dated August 23, 1996 (collectively, the "Master Lease").

         B. Sublessor wishes to sublease to Sublessee and Sublessee wishes to sublease from Sublessor the Premises demised under the Master Lease.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Master Lease.

         2. SUBLEASE. Sublessor hereby subleases to Sublessee and Sublessee subleases from Sublessor the Premises of the Master Premises (the "Sublease Premises").

         3. USE OF SUBLEASE PREMISES. Sublessee shall have the right to use the Sublease Premises for the purpose of general office use and for no other purpose.

         4. TERM. The term of this Sublease (the "Sublease Term") shall commence on December 31, 1998, and shall continue thereafter until August 31, 2011, except that this Sublease shall terminate upon any sale as contemplated under Section 23 of the Master Lease.

         5. RENTS. Sublessee agrees to pay for the Sublease Premises all Rent as provided in the Master Lease, including any and all applicable sales and/or rent taxes thereon. Each rental payment shall be paid directly to Landlord at Two Carlson Parkway, Suite 100, Plymouth, Minnesota 55447, or at such other address as Sublessor may specify from time to time, five (5) business days before such payment is due under the Master Lease, without prior notice, demand, offset, deduction or abatement of any kind.

         6. ADDITIONAL RENT. Sublessee shall also pay five (5) business days before such payment is due under the Master Lease, without prior notice, demand, offset, deduction or abatement of any kind, all other amounts due under the Master Lease.



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     7. MASTER LEASE. Sublessee assumes and agrees to be bound by all of the terms, covenants and conditions to be performed or observed by Sublessor as the Tenant under the Master Lease with respect to the Sublease Premises (except as the Master Lease may be inconsistent with the terms, covenants and conditions of this Sublease) with the same diligence as if Sublessor were the Landlord under the Master Lease and Sublessee were the Tenant thereunder, and in the case of any breach thereof by Sublessee, Sublessor shall have all of the rights against Sublessee as would be available to the Landlord against the Tenant under the Master Lease if such breach were by the Tenant thereunder.

     8. DEFAULT. In the event (a) Sublessee defaults in the payment of any rent, additional rent or other amount which Sublessee is required to pay under this Sublease, (b) Sublessee defaults in any other obligation under this Sublease and such default continues for thirty (30) days after Sublessee receives notice of such default from Sublessor, (c) any proceeding is begun by or against Sublessee to subject the assets of Sublessee to any bankruptcy or insolvency law or for an appointment of a receiver of Sublessee or for any of Sublessee's assets, or (d) Sublessee makes a general assignment of Sublessee's assets for the benefit of creditors, then, in addition to any rights Sublessor may have under Section 7 above, Sublessor may, with or without terminating this Sublease, cure the default and charge Sublessee all costs and expenses of doing so, and Sublessor also may re-enter the Sublease Premises without terminating this Sublease, remove all persons and property therefrom, and regain possession of the Sublease Premises, without waiver or loss of any of Sublessor's rights under this Sublease, including its right to payment of rent, additional rent and other charges.

     9. SUBLESSOR COOPERATION. Sublessor agrees to cooperate with Sublessee in all respects as reasonably requested by Sublessee in its dealings with Landlord under the Master Lease without charge (except reasonable out of pocket expenses directly related thereto). In the event Sublessee locates a third party purchaser acceptable to Landlord and Landlord's lender, Sublessor agrees to promptly cooperate and diligently assist Sublessee in all respects to consummate the sale to such third party purchaser as provided for in Section 23 of the Master Lease.

    10. INSURANCE. Sublessee shall provide its own liability insurance coverage with respect to the operation of its business in the Sublease Premises. The insurance shall have such limits and be issued by companies reasonably acceptable to Sublessor and such policies shall list Sublessor as an additional insured. Sublessee shall, at Sublessor's request, deliver certificates to Sublessor to evidence the insurance to be maintained by Sublessee pursuant to this Section, which certificates shall provide that the insurance may not be canceled or materially changed in scope or amount unless thirty (30) days advance written notice is given to Sublessor.

    11. RIGHT TO INSPECT. Sublessor shall have the right to inspect the Sublease Premises during reasonable business hours and upon giving notice to Sublessee.

    12. ACCEPTANCE OF PREMISES. Sublessee agrees to accept the Sublease Premises in its




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"AS IS" condition. All alterations, improvements or renovations to the Sublease
Premises shall be performed at Sublessee's sole expense.

         13. REPAIR OBLIGATIONS. Sublessee shall, at Sublessee's expense, promptly perform any repairs or maintenance with respect to the Sublease Premises which Sublessor has agreed to perform under the Master Lease.

         14. NOTICES. Whenever any notice, demand, approval, consent, request or election is given or made pursuant to this Sublease, it shall be in writing. Communications to Sublessor shall be addressed as follows:

                        Grand Casinos, Inc.
                        3930 Howard Hughes Parkway
                        Las Vegas, Nevada 89109
                        Attention: President

or to such other addresses as may have been specified by prior written notice to the parties. Communications to Sublessee shall be addressed as follows:

                        Lakes Gaming, Inc.
                        130 Cheshire Lane
                        Minnetonka, Minnesota 55305
                        Attention: President

or to such address as may have been specified by prior written notice to the parties. Any communications so addressed shall be deemed duly served if personally delivered or if mailed by registered or certified mail, return receipt requested.

         15. RIGHTS OF SUBLESSEE. Sublessee agrees that it is not hereby acquiring any of Sublessor's rights or options under the Master Lease including but not limited to Sublessor's Option to Purchase as more specifically set forth in Section 23 of the Master Lease.

         16. TERMINATION OF MASTER LEASE. If for any reason the term of the Master Lease is terminated prior to the expiration of this Sublease, the Sublease shall thereupon be terminated.

         17. SUBLEASE. The parties hereby state their intention that this Sublease is intended to be a sublease of Sublessor's interest in the Sublease Premises and is not intended to terminate, alter, assign or amend Sublessor's leasehold interest in the Sublease Premises under the Master Lease.

         18. ASSIGNMENT SUBLETTING. Sublessee shall have the right to assign this Sublease or to sublet any portion of the Sublease Premises to the full extent that Sublessor has the right to assign or sublet under the Master Lease.


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         19. GOVERNING LAW. This Sublease shall be governed by and interpreted in accordance with the laws of the State of Minnesota, without giving effect to its conflict of law principles.

         20. QUIET ENJOYMENT. Sublessee, upon payment of all rent required hereunder and performance of each of the covenants, agreements and conditions of this Sublease, shall lawfully and quietly hold, occupy and enjoy the Sublease Premises during the Sublease Term.




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         IN WITNESS WHEREOF, the parties have caused this Sublease to be executed as of the date first written above.

Sublessor:                                          Sublesse

GRAND CASINOS, INC.,                                LAKES GAMING, INC.,
a Minnesota corporation                             a Minnesota corporation


By:  /s/ Timothy Cope                               By:  /s/ Timothy Cope
     -----------------------                             -----------------------
     Timothy Cope                                        Timothy Cope
     Chief Financial Officer                             Chief Financial Officer










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